UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2013

BROADVIEW INSTITUTE, INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-8505	41-0641789
(Commission File Number)	(IRS Employer Identification No.)

8147 Globe Drive

Woodbury, Minnesota 55125

(Address of Principal Executive Offices and Zip Code)

(651) 332-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Broadview Institute, Inc. shareholders was held on August 22, 2013 in Woodbury, Minnesota. There were 13,508,252 shares of common stock and 5,000,000 shares of preferred stock eligible to be voted at the Annual Meeting, and 17,524,389 were presented in person or represented by proxy at the meeting which constituted a quorum to conduct business.

There were four proposals submitted to the Company’s shareholders at the Annual Meeting. All proposals were passed. The final results of voting on each of the proposals are as follows:

Proposal 1: To set the number of directors of the Board of Directors at four.

Votes For	Votes Against	Abstain	Broker Non-Vote
17,486,862	36,865	662	-

Proposal 2: To elect to the Board of Directors from the nominees named in the Company’s proxy statement to serve for a term of one year or until their respective successors are elected and qualified.

Nominee	Votes For	Withheld	Broker Non-Vote
Robert Kramarczuk	16,661,388	14,796	848,205
James Redpath	16,661,388	14,796	848,205
Terry Myhre	16,661,206	14,978	848,205
Roger Kuhl	16,661,388	14,796	848,205

Proposal 3: To conduct an advisory vote on the compensation of the named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Vote
16,663,367	9,681	3,136	848,205

Proposal 4: To conduct an advisory vote on the frequency of shareholder votes on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
25,779	2,917	16,645,770	1,718	848,205

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2013

BROADVIEW INSTITUTE, INC.

By:	/s/ Kenneth J. McCarthy
Kenneth J. McCarthy
Chief Financial Officer